NEWS

For Further

Information

Contact:

William R. Jellison	FOR IMMEDIATE RELEASE

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY International Inc.

Reports Second Quarter 2009 Sales and Earnings

York, PA – July 29, 2009 -- DENTSPLY International Inc. (NASDAQ–XRAY) today announced sales and earnings for the three months ended June 30, 2009. Net sales in the second quarter of 2009 decreased 7.0% to $553.2 million compared to $594.8 million reported for the second quarter of 2008. Net sales, without precious metal content, decreased 5.6% to $511.9 million in the second quarter of 2009. The change in net sales, excluding precious metal content, was driven by currency translation, which reduced sales by 6.1%, offset by 0.5% growth on a constant currency basis which includes acquisitions.

Net income for the second quarter of 2009 was $70.2 million, or $0.47 per diluted share, compared to $0.52 per diluted share in the second quarter of 2008. Net income in the second quarter of 2009 included the net of tax impact of restructuring and other costs of $2.2 million, a net of tax impact for recent acquisition-related activities of $0.5 million and a net charge for income tax-related adjustments of $0.2 million, which in aggregate reduced earnings per share on a net basis by less than $.02 per diluted share. The second quarter of 2008 included a net of tax interest benefit resulting from the provisions of SFAS 157 “Fair Value Measurements” of $1.1 million, the net of tax impact of restructuring and other costs of $0.9 million, and a net charge for income tax-related adjustments of $1.0 million, which in aggregate reduced earnings per share on a net basis by less than $.01 per diluted share. For a reconciliation of GAAP and non-GAAP measures, see the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated “We are pleased to have once again delivered constant currency sales growth, excluding precious metals content. Despite a difficult economic environment, our businesses continue to execute well and our earnings and cash flow are solid. This affirms the resilience of the global dental market and the strength of our business model. While uncertainty continues to surround the global economy, based on our results to-date and current outlook, we are confirming our full year earnings per diluted share guidance of $1.80 to $1.90, on a non-GAAP basis.”

ADDITIONAL INFORMATION

A conference call has been scheduled for Thursday, July 30, 2009 at 8:30 AM Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com. In order to participate in the call, dial (877) 397-0235 (for domestic calls) and (719) 325-4854 (for international calls). The Conference ID # is 7450415. At that time, you will be able to discuss the second quarter earnings with DENTSPLY’s Chairman and Chief Executive Officer, Mr. Bret Wise; President and Chief Operating Officer, Mr. Chris Clark; and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available to the public on-line at the DENTSPLY website www.dentsply.com. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Passcode # 7450415.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results. For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provided adjusted operating income, adjusted net income and adjusted earnings per diluted share.  These adjusted amounts consist of GAAP amounts excluding (1) restructuring and other costs, (2) acquisition-related charges and (3) income tax-related adjustments.  Adjusted earnings per diluted share are calculated by dividing adjusted net income by diluted weighted-average shares outstanding.  The Company also provided an operational tax rate, which is the Company’s effective tax rate, a GAAP measure, adjusted for certain one-time charges.  Adjusted operating income, adjusted net income, adjusted earnings per diluted share and operating tax rate are considered measures not calculated in accordance with GAAP, and therefore are non-GAAP measures.  These non-GAAP measures may differ from other companies.

The Company believes that the presentation of adjusted operating income, adjusted net income, adjusted earnings per diluted share and operating tax rate provides important supplemental information to management and investors seeking to understand the Company’s financial condition and results of operations.  The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT PER SHARE DATA)

THREE MONTHS ENDED			SIX MONTHS ENDED
JUNE 30,			JUNE 30,
	2009	2008	2009	2008

NET SALES	$553,216	$594,847	$1,060,165	$1,155,629
NET SALES - Ex Precious Metal Content	511,911	542,273	977,561	1,038,521

COST OF PRODUCTS SOLD	266,245	279,361	506,225	554,900

GROSS PROFIT	286,971	315,486	553,940	600,729
% OF NET SALES	51.9%	53.0%	52.3%	52.0%
% OF NET SALES - Ex Precious Metal Content	56.1%	58.2%	56.7%	57.8%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	185,138	200,867	364,366	384,869

RESTRUCTURING, IMPAIRMENT AND OTHER COSTS	3,125	1,458	4,695	1,662

INCOME FROM OPERATIONS	98,708	113,161	184,879	214,198
% OF NET SALES	17.8%	19.0%	17.4%	18.5%
% OF NET SALES - Ex Precious Metal Content	19.3%	20.9%	18.9%	20.6%

NET INTEREST AND OTHER NON OPERATING EXPENSE	3,688	3,165	8,799	9,329

PRE-TAX INCOME	95,020	109,996	176,080	204,869

INCOME TAXES	24,440	31,297	45,571	58,015

NET INCOME	$70,580	$78,699	$130,509	$146,854
% OF NET SALES	12.8%	13.2%	12.3%	12.7%
% OF NET SALES - Ex Precious Metal Content	13.8%	14.5%	13.4%	14.1%

LESS: NET INCOME (LOSS) ATTRIBUTABLE
TO THE NON-CONTROLLING INTERESTS	381	51	(1,433)	26

NET INCOME ATTRIBUTABLE TO DENTSPLY INTERNATIONAL	$70,199	$78,648	$131,942	$146,828
% OF NET SALES	12.7%	13.2%	12.4%	12.7%
% OF NET SALES - Ex Precious Metal Content	13.7%	14.5%	13.5%	14.1%

EARNINGS PER SHARE
-BASIC	$0.47	$0.53	$0.89	$0.98
-DILUTIVE	$0.47	$0.52	$0.88	$0.96

DIVIDENDS PER SHARE	$0.050	$0.045	$0.100	$0.090

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	148,577	148,851	148,546	149,394
-DILUTIVE	150,057	151,790	149,822	152,371

DENTSPLY INTERNATIONAL INC.
CONDENSED BALANCE SHEETS
(IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2009	2008
ASSETS

CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$251,871	$203,991
SHORT TERM INVESTMENTS	36	258
ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET	357,546	319,260
INVENTORIES, NET	309,431	306,125
OTHER CURRENT ASSETS	113,621	120,228
TOTAL CURRENT ASSETS	1,032,505	949,862

PROPERTY, PLANT AND EQUIPMENT, NET	429,935	432,276
IDENTIFIABLE INTANGIBLE ASSETS, NET	122,696	103,718
GOODWILL, NET	1,267,898	1,277,026
OTHER NONCURRENT ASSETS, NET	45,445	67,518

TOTAL ASSETS	$2,898,479	$2,830,400

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES	$590,493	$359,962
LONG-TERM DEBT	145,949	423,679
DEFERRED INCOME TAXES	70,508	69,049
OTHER LIABILITIES	287,407	318,297
TOTAL LIABILITIES	1,094,357	1,170,987

STOCKHOLDERS' EQUITY	1,732,618	1,587,722
NON-CONTROLLING INTERESTS	71,504	71,691

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,898,479	$2,830,400

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content basis to the non-GAAP financial measures.

Three Months Ended June 30, 2009		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$98,708	19.3%

Restructuring, Impairment and Other Costs	3,125	0.6%

Recent Acquisition-Related Activities	1,173	0.2%

Adjusted Non-GAAP Operating Earnings	$103,006	20.1%

Three Months Ended June 30, 2008		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$113,161	20.9%

Restructuring, Impairment and Other Costs	1,458	0.2%

Adjusted Non-GAAP Operating Earnings	$114,619	21.1%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended June 30, 2009
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$70,199	$0.47

Restructuring, Impairment and Other Costs, Net of Tax and
Non-Controlling Interests	2,185	0.01

Recent Acquisition-Related Activities, Net of Tax and
Non-Controlling Interests	519	0.00

Income Tax-Related Adjustments	212	0.00

Rounding	-	0.01

Adjusted Non-GAAP Earnings	$73,115	$0.49

Three Months Ended June 30, 2008
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$78,648	$0.52

Non-performance risk adjustments on derivatives	(1,129)	(0.01)

Restructuring and Other Costs, Net of Tax	905	0.00

Income Tax-Related Adjustments	1,018	0.01

Adjusted Non-GAAP Earnings	$79,442	$0.52

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content basis to the non-GAAP financial measures.

Six Months Ended June, 2009		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$184,879	18.9%

Restructuring, Impairment and Other Costs	4,695	0.5%

Recent Acquisition-Related Activities	3,777	0.4%

Adjusted Non-GAAP Operating Earnings	$193,351	19.8%

Six Months Ended June 30, 2008		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$214,198	20.6%

Restructuring, Impairment and Other Costs	1,662	0.2%

Adjusted Non-GAAP Operating Earnings	$215,860	20.8%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Six Months Ended June 30, 2009
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$131,942	$0.88

Restructuring, Impairment and Other Costs, Net of Tax and
Non-Controlling Interests	3,181	0.02

Recent Acquisition-Related Activities, Net of Tax and
Non-Controlling Interests	1,638	0.01

Income Tax-Related Adjustments	495	0.00

Rounding	-	0.01

Adjusted Non-GAAP Earnings	$137,256	$0.92

Six Months Ended June 30, 2008
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$146,828	$0.96

Non-performance risk adjustments on derivatives	(1,129)	(0.01)

Restructuring, Impairment and Other Costs, Net of Tax and
Non-Controlling Interests	1,034	0.01

Income Tax-Related Adjustments	1,655	0.01

Adjusted Non-GAAP Earnings	$148,388	$0.97

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Three Months Ended June 30, 2009
			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$95,020	$(24,440)	25.7%

Restructuring, Impairment and Other Costs	3,125	(940)

Recent Acquisition-Related Activities	1,173	(308)

Income Tax-Related Adjustments	-	212

As Adjusted - Non-GAAP Operating Results	$99,318	$(25,476)	25.7%

Three Months Ended June 30, 2008			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$109,996	$(31,297)	28.5%

Non-performance risk adjustments on derivatives	(1,839)	710

Restructuring, Impairment and Other Costs	1,458	(553)

Income Tax-Related Adjustments	-	1,018

As Adjusted - Non-GAAP Operating Results	$109,615	$(30,122)	27.5%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Six Months Ended June 30, 2009
			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$176,080	$(45,571)	25.9%

Restructuring, Impairment and Other Costs	4,695	(1,514)

Recent Acquisition-Related Activities	3,777	(1,047)

Income Tax-Related Adjustments	-	495

As Adjusted - Non-GAAP Operating Results	$184,552	$(47,637)	25.8%

Six Months Ended June 30, 2008			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$204,869	$(58,015)	28.3%

Non-performance risk adjustments on derivatives	(1,839)	710

Restructuring, Impairment and Other Costs	1,662	(628)

Income Tax-Related Adjustments	-	1,655

As Adjusted - Non-GAAP Operating Results	$204,692	$(56,278)	27.5%